UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 25, 2013

WEIS MARKETS, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

1-5039 (Commission File Number)	24-0755415 (IRS Employer Identification No.)
1000 South Second Street Sunbury, PA (Address of Principal Executive Offices)	17801 (Zip Code)

Registrant's telephone number, including area code: (570) 286-4571

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

     The Annual Meeting of the Shareholders of Weis Markets, Inc. was held on Thursday, April 25, 2013, at 10:00 a.m., Eastern Daylight Time, at the principal office of the Company, 1000 South Second Street, Sunbury, PA 17801. Proxies for the meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934. There was no solicitation in opposition to the nominees as listed in the proxy statement. The meeting was held for the following purposes:

Management Proposal #1: Election of Directors

     All seven nominees for director, as listed below, were elected. The term of the directors will be until the next Annual Meeting of Shareholders or until their respective successors have qualified. The results of the election of directors were as follows:

Director	Votes Cast For	Votes Cast Against	Votes Withheld	Abstain	Broker Non-Votes
Robert F. Weis	21,031,621	---	3,770,281	---	1,206,263
Jonathan H. Weis	19,301,839	---	5,500,063	---	1,206,263
David J. Hepfinger	21,357,243	---	3,444,659	---	1,206,263
Harold G. Graber	21,018,329	---	3,783,573	---	1,206,263
Edward J. Lauth III	24,575,858	---	226,044	---	1,206,263
Gerrald B. Silverman	22,095,828	---	2,706,074	---	1,206,263
Glenn D. Steele Jr.	22,093,969	---	2,707,933	---	1,206,263

Management Proposal #2: Ratification of Appointment of the Independent Registered Public Accounting Firm

     The shareholders voted upon and approved the ratification of appointment of the independent registered public accounting firm for the fiscal year ending December 28, 2013. The result of the ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company was as follows:

Votes Cast For	Votes Cast Against	Votes Withheld	Abstain	Broker Non-Votes
25,971,968	29,059	---	7,138	---

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEIS MARKETS, INC.

By: /s/Scott F. Frost
Name: Scott F. Frost
Title: Senior Vice President, Chief Financial Officer
and Treasurer
(Principal Financial Officer)

Dated: May 1, 2013